Exhibit 10.8

                   PACIFIC AEROSPACE & ELECTRONICS, INC.

                      INDEPENDENT DIRECTOR STOCK PLAN


1. Purpose. The purposes of this Independent Director Stock Plan are to attract, reward, and retain the best available personnel to serve as directors of Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), and to provide added incentive to the non-employee directors of the Company to serve as Directors by increasing the ownership interest of non-employee directors of the Company.

2. Definitions. As used herein, the following definitions shall apply:

     2.1 "Award" means an Initial Award and/or an Annual Award, as defined in Section 5.3 and 5.4, respectively.

     2.2 "Board" means the Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Common Stock" means the common stock of the Company, par value $.001 per Share.

     2.5 "Company" means Pacific Aerospace & Electronics, Inc., a
Washington corporation.

     2.6 "Director" means a member of the Board.

     2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.8 "Fair Market Value" means the value of a share of Common Stock determined as follows:

          (a) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), the closing sales price for such stock (or the closing bid, if no sales were reported, then as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day before the day of determination) as reported in The Wall Street Journal or such other source as the Board deems reliable;



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          (b) if the Common Stock is quoted on the NASDAQ (but not on the
National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, then the mean between the high and low asked prices for the Common Stock on the last market trading day before the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

          (c) in the absence of an established market for the Common Stock, then as determined in good faith by the Board.

     2.9 "Independent Director" means a Director who is not an employee of the Company or any Parent or Subsidiary thereof. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute employment by the Company.

     2.10 "Parent" means a parent corporation, whether now or hereafter existing, as defined in Section 425(e) of the Code.

     2.11 "Plan" means this Independent Director Stock Plan.

     2.12 "Plan Administrator" means the administrator of this Plan as described in Section 4.1.

     2.13 "Share" means a share of Common Stock.

     2.14 "Subsidiary" means a subsidiary corporation, whether now or hereafter existing, as defined in Section 425(f) of the Code.

3. Shares Subject to this Plan. Subject to Section 8 of this Plan, the total number of Shares that may be awarded as bonuses under this Plan shall not exceed 100,000 Shares, as such Shares were constituted on the effective date of this Plan. If any Share awarded under this Plan is forfeited pursuant to Section 6.1 or 6.2, such Share shall again be available for purposes of this Plan.

4. Administration of this Plan.

     4.1 Administration. Except as otherwise required herein, this Plan shall be administered by the Board or, if the Board shall authorize a committee to administer this Plan, by such committee to the extent so authorized; provided, however, that only the Board may suspend, amend or terminate this Plan as provided in Section 9. No Director shall vote on any action by the Board with respect to any matter relating to an award held by such Director. The administrator of this Plan is referred to as the "Plan Administrator."

     4.2 Powers of the Plan Administrator. Subject to the specific provisions of this Plan, the Plan Administrator shall have the authority, in its discretion: (i) to determine, on review of relevant information and in accordance with Section 2.8 of this Plan, the Fair Market Value of the Common Stock; (ii) to interpret this Plan; (iii) to prescribe, amend, and


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rescind rules and regulations relating to this Plan; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the award of Shares previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable to administer this Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan, any Shares issued hereunder, or of any rule or regulation promulgated in connection herewith, and all actions taken by the Plan Administrator, shall be conclusive and binding on all interested parties.

     4.3 Limited Liability. No member of the Board or the Plan
Administrator or officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself.

     4.4 Exchange Act. At any time that the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, the Board and the Plan Administrator shall administer this Plan in accordance with Rule 16b-3 adopted under the Exchange Act, as such rule may be amended from time to time, and Shares awarded to Independent Directors shall be subject to the applicable provisions of Rule 16b-3 or any successor thereto and to such additional conditions or restrictions as may be required to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

5. Award of Shares.

     5.1 Eligibility. Shares may be awarded pursuant to this Plan only to Independent Directors. All awards hereunder shall be made automatically in accordance with the terms set forth in this Section 5. No person shall have any discretion to select which Independent Directors shall be awarded Shares or to determine the number of Shares to be awarded to Independent Directors. Employee directors who cease to be employees of the Company or any Parent or Subsidiary of the Company but who continue as directors shall become eligible for Awards pursuant to this Plan, as if they were newly elected directors, as of the date they cease to be employees.

     5.2 Shareholder Approval of Plan. No Awards may be made under this Plan unless and until shareholder approval of this Plan has been obtained in accordance with Section 12 hereof.

     5.3 Initial Award. Any Independent Director who is elected by the shareholders at the meeting at which this Plan is first approved by the shareholders shall receive 500 Shares (the "Initial Award") upon shareholder approval of this Plan. Thereafter, each Independent Director shall receive an Initial Award upon such Independent Director's first election or appointment to the Board, whether by the shareholders of the Company or by the Board to fill a vacancy.



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     5.4 Annual Award. Each Independent Director also shall be awarded additional Shares (the "Annual Award"), in an amount determined in accordance with the formula set forth below, on an annual basis, each time he or she is elected to the Board (or, if Directors are elected to serve terms longer than one year, as of the date of each annual shareholders' meeting during that term). The number of Shares awarded in the Annual Award shall be equivalent to the result of $5000 divided by the Fair Market Value of a Share on the Award date, rounded to the nearest 100 Shares. Notwithstanding the foregoing, the Annual Award made to any Independent Director elected or appointed to the Board at any time other than at the annual meeting of shareholders shall be equivalent to the product of such result (before rounding) multiplied by a fraction whose numerator is the number of days between the date of election or appointment to the Board and the next annual meeting of shareholders, and whose denominator is 365, which product shall be rounded to the nearest 100 Shares.

     5.5 Other Fees. The Plan Administrator may also authorize the issuance of Shares under this Plan in lieu of any cash payment of fees payable to non-employee Directors, under directors' compensation programs adopted by the Board with respect to services provided by Independent Directors on committees or as chairs of committees or officers of the Company; provided that such issuance would not impede the purposes of this Plan or the qualification of the Plan for the maximum exemption from Section 16 of the Exchange Act. The number of Shares issued pursuant to this Section 5.5, if any, in lieu of any particular fee shall be the cash amount of the fee divided by the Fair Market Value of a Share on the date the fee is earned.

     5.6 Limitations. If any Award granted under this Plan would cause the number of Shares issued pursuant to this Plan to exceed the maximum aggregate number permitted hereunder, then each such automatic Award shall be for that number of Shares determined by dividing the total number of Shares remaining available for issuance by the number of Independent Directors eligible for grant of an Award on the Award date. Thereafter, no further Awards shall be made until such time, if any, as additional Shares become available under this Plan through action of the shareholders to increase the number of Shares that may be issued under this Plan or through forfeiture of Shares previously awarded hereunder.

6. Vesting and Forfeiture.

     6.1 Vesting. Shares issued pursuant to an Initial Award shall be fully vested upon the date of the Award. Shares issued pursuant to an Annual Award shall vest in full on the first anniversary following the date of the Annual Award if the Independent Director has attended at least 75% of the regularly scheduled meetings of the Board, in person or by telephone, during that year. If an Independent Director does not attend at least 75% of the regularly scheduled meetings of the Board between the date of award of an Annual Award and the first anniversary thereof, the Shares issued pursuant to that Annual Award shall automatically expire and be forfeited without having vested. The foregoing vesting requirement may be waived or modified prior to the first anniversary date of any Annual Award by unanimous vote of the Board of Directors.



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     6.2 Termination of Status as a Director. If a Director ceases to be an
Independent Director for any reason other than death or disability before his or her last Annual Award vests, the Shares issued pursuant to that Annual Award shall be forfeited.

     6.3 Disability of Director. Notwithstanding Sections 6.1 or 6.2 above, if an Independent Director is unable to continue his service as a Director as a result of his or her permanent and total disability (as defined in Section 22(e)(3) of the Code), unvested shares of such Independent Director shall become immediately vested.

     6.4 Death of Director. In the event of the death of an Independent Director, unvested shares of such Independent Director shall become vested as of the date of death.

     6.5 Certificates. Immediately following each Award date, the Company will deliver to the Plan Administrator certificates in the name of the Award recipients representing the Shares awarded to each recipient on that Award date. In the case of an Initial Award, the Plan Administrator shall promptly deliver each certificate to the relevant Independent Director. In the case of an Annual Award, each Independent Director shall deposit with the Plan Administrator, or a designee of the Plan Administrator, blank stock powers, duly executed and otherwise in form satisfactory to the Plan Administrator, for such Independent Director's certificate. The Plan Administrator shall hold the certificates representing unvested Shares and the stock powers related thereto until the Shares have been vested in accordance with Section 6.1. Any certificates representing Annual Awards that fail to vest shall be returned to the Company for immediate cancellation, and the affected Director or former Director shall execute any documents reasonably necessary to facilitate the cancellation. Any certificates covering vested Shares shall be delivered to the relevant Independent Director as soon as practicable after the Shares vest. Any Certificates representing Shares held by the Plan Administrator for an Independent Director who has died shall be delivered as soon as practicable to the participant's beneficiary previously designated to the Plan Administrator in writing by the Director, or if no such designation exists, to the Director's estate.

     6.6 Status Before Full Vesting.

          6.6.1 Each recipient of Awards shall be a shareholder of record with respect to all Shares awarded, whether or not vested, and shall be entitled to all of the rights of such a holder, except that the Share certificates for Annual Awards shall be held by the Plan Administrator until delivered in accordance with Section 6.5.

          6.6.2 Any dividend checks or communications to shareholders received by the Plan Administrator with respect to a certificate held by the Plan Administrator shall promptly be transmitted to the Independent Director whose name is on the certificate.

          6.6.3 No Independent Director may transfer any interest in unvested shares to any person other than the Company.



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7. Effect of Merger, Sale of Assets, Liquidation or Dissolution. In the
event of a merger, consolidation or plan of exchange to which the Company is a party and in which the Company is not the survivor, or a sale of all or substantially all of the Company's assets, any unvested Shares shall vest automatically upon the closing of such transaction.

8. Securities Regulations.

     Shares shall not be issued under this Plan unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange on which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any Shares hereunder. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     In connection with the issuance of Shares under this Plan, the Company may require recipients to represent and warrant at the time of issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. The Company may place a stop-transfer order against any Shares on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Company also may require such other action or agreement by Award recipients as may from time to time be necessary to comply with federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF SHARES ISSUED PURSUANT TO THIS PLAN.

9. Amendment and Termination.

     9.1 Plan. The Board may at any time suspend, amend or terminate this Plan, provided that the approval of the Company's shareholders is necessary within twelve months before or after the adoption by the Board of Directors of any amendment that will:

          9.1.1 increase the number of Shares that are to be reserved for issuance under this Plan;



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          9.1.2 permit Awards to a class of persons other than those now permitted to receive Awards under this Plan; or

          9.1.3 require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.

     9.2 Limitations. Notwithstanding the foregoing, the provisions set forth in Sections 2 and 5 of this Plan (and any additional Sections of this Plan that affect terms required to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     9.3 Automatic Termination. Unless sooner terminated by the Board, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No Award may be made after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of any Independent Director who then has unvested Shares, alter or impair any rights or obligations with respect to such Shares theretofore granted under this Plan.

10. Miscellaneous.

     10.1 Status as a Director. Nothing in this Plan or in any Award granted pursuant to this Plan shall confer on any person any right to continue as a Director of the Company or to interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.

     10.2 Reservation of Shares. The Company, during the term of this Plan, at all times will reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

11. Effectiveness of This Plan. This Plan shall become effective on adoption by the Board so long as it is approved by the Company's shareholders any time within twelve months after the adoption of this Plan. No Award shall be made under this Plan, however, until this Plan is approved by the shareholders.

Adopted by the Board of Directors on October 27, 1995, and approved by the Shareholders on November 28, 1995.

Name changed to Pacific Aerospace & Electronics, Inc. pursuant to Merger on
     November 30, 1996.

Amended by unanimous Board Consent dated December 31, 1996, to add the final sentence of Section 6.1.


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